SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made as of the _____ day of November, 2008, by and between Organic To Go Food Corporation, a Delaware corporation (the “Company” or the “Securing Party”), and W.Health L.P., a limited partnership organized under the laws of the Bahamas (the “Secured Party”).

RECITALS

A.
The Securing Party and the Secured Party are parties to a Note Purchase Agreement, dated November [__], 2008 (the “Purchase Agreement”), pursuant to which the Secured Party shall purchase the Note (as defined in the Purchase Agreement); and

B.
The Securing Party and the Secured Party are also parties to a Note and Warrant Purchase Agreement, dated June 1, 2008 (the “Note and Warrant Purchase Agreement”), pursuant to which the Secured Party has agreed to purchase one or more convertible promissory notes in the aggregate principal amount of up to $10,000,000 (the “Previous Notes” and together with the Note, the “Notes”); and

C.
The parties intend that the Securing Party’s obligations to repay the Notes (whether now owned or hereafter purchased by the Secured Party) and any other obligation in favor of Secured Party arising under the Purchase Agreement, the Note and Warrant Purchase Agreement and the Notes be secured by all of the tangible and intangible assets of the Securing Party, and shall be governed by the terms and conditions of this Agreement.

AGREEMENT

In consideration of the purchase of the Notes by the Secured Party and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Grant of Security Interest.

(a) To secure the Securing Party’s full and timely performance of the Obligations, the Securing Party hereby grants to the Secured Party a continuing Lien on and security interest (the “Security Interest”) in, all of the Securing Party’s right, title and interest in and to all of its personal property and assets (both tangible and intangible), including, without limitation, the following, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Cash; (i) all other Goods of the Securing Party; (j) all Intellectual Property; and (k) all Proceeds of each of the foregoing and all accessions to, and replacements for, each of the foregoing (collectively, the “Collateral”).

Notwithstanding the foregoing, the grant, assignment and transfer of a Security Interest as provided herein shall not extend to, and the term “Collateral” shall not include: (a) “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, or (b) any Account, Chattel Paper, General Intangible, or Promissory Note in which Securing Party has any right, title or interest if and to the extent such Account, Chattel Paper, General Intangible, or Promissory Note includes a provision containing a restriction on assignment such that the creation of a security interest in the right, title or interest of Securing Party therein would be prohibited and would, in and of itself, cause or result in a default thereunder enabling another person party to such Account, Chattel Paper, General Intangible, or Promissory Note to enforce any remedy with respect thereto; provided that the foregoing exclusion shall not apply if (i) such prohibition has been waived or such other person has otherwise consented to the creation hereunder of a security interest in such Account, Chattel Paper, General Intangible, or Promissory Note or (ii) such prohibition would be rendered ineffective pursuant to Sections 9-406(d), 9-407(a) or 9-408(a) of the UCC, as applicable and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity; provided further that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and the Securing Party shall be deemed to have granted a security interest in, all its rights, title and interests in and to such Account, Chattel Paper, General Intangible, or Promissory Note as if such provision had never been in effect; and provided further that the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect the Secured Party’s unconditional continuing security interest in and to all rights, title and interests of Securing Party in or to any payment obligations or other rights to receive monies due or to become due under any such Account, Chattel Paper, General Intangible, or Promissory Note and in any such monies and other proceeds of such Account, General Intangible, Contract, Promissory Note or Chattel Paper.

(b) The following terms shall have the following meanings for purposes of this Agreement:

“Account” means any “Account,” as such term is defined in the UCC now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts, rights to payment and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Securing Party whether or not arising out of goods or software sold or services rendered by the Securing Party or from any other transaction, whether or not the same involves the sale of goods or services by the Securing Party and all of the Securing Party’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the Securing Party’s rights to any goods represented by any of the foregoing, and all monies due or to become due to the Securing Party under all purchase orders and contracts for the sale of goods or the performance of services or both by the Securing Party or in connection with any other transaction (whether or not yet earned by performance on the part of the Securing Party), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Bankruptcy Code” means Title XI of the United States Code.

“Cash” means all cash, money, currency, and liquid funds, wherever held, in which the Securing Party now or hereafter acquires any right, title, or interest.

“Chattel Paper” means any “Chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest.

“Contracts” means all contracts (including any customer, vendor, supplier, service or maintenance contract), leases, licenses, undertakings, purchase orders, permits, franchise agreements or other agreements (other than any right evidenced by Chattel Paper, Documents or Instruments), whether in written or electronic form, in or under which Securing Party now holds or hereafter acquires any right, title or interest, including, without limitation, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

“Deposit Accounts” means any “Deposit accounts,” as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest.

“Documents” means any “Documents,” as such term is defined in the UCC, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest.

“Equipment” means any “Equipment,” as such term is defined in the UCC, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest and any and all additions, upgrades, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires interest.

“Event of Default” shall have the meaning given that term in the Purchase Agreement.

“Fixtures” means any “Fixtures,” as such term is defined in the UCC, together with all right, title and interest of the Securing Party in and to all extensions, improvements, betterments, accessions, renewals, substitutes, and replacements of, and all additions and appurtenances to any of the foregoing property, and all conversions of the security constituted thereby, immediately upon any acquisition or release thereof or any such conversion, as the case may be, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest.

“General Intangible” means any “General intangible,” as such term is defined in the UCC, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that the Securing Party may now or hereafter have in or under any contracts, rights to payment, payment intangibles, confidential information, interests in partnerships, limited liability companies, corporations, joint ventures and other business associations, permits, goodwill, claims in or under insurance policies, including unearned premiums and premium adjustments, uncertificated securities, deposit, checking and other bank accounts, but shall not include any Intellectual Property (including the right to receive all proceeds and damages therefrom), rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “Goods,” as such term is defined in the UCC, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest.

“Instruments” means any “Instrument,” as such term is defined in the UCC, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest.

“Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with the Company’s respective businesses as described in the SEC Reports (as defined in the Purchase Agreement).

“Inventory” means any “Inventory,” as such term is defined in the UCC, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of the Securing Party for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in the Securing Party’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of the Securing Party or is held by others for the Securing Party’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “Investment property,” as such term is defined in the UCC, and includes certificated securities, uncertificated securities, money market funds and U.S. Treasury bills or notes, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest.

“Letter of Credit Right” means any “Letter of credit right,” as such term is defined in the UCC, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest, including any right to payment or performance under any letter of credit.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Securing Party to the Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter owed by the Securing Party to the Secured Party, under or in connection with the Purchase Agreement, the Note and Warrant Purchase Agreement and the Notes, including without limitation all interest, fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to the Securing Party or payable by the Securing Party thereunder.

“Permitted Lien” means: (a) Liens in favor of the Secured Party; (b) any Liens existing on the date of this Agreement and set forth on Exhibit A attached hereto; (c) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings; (d) Liens (i) upon or in any Equipment acquired or held by Securing Party to secure the purchase price of such Equipment or indebtedness (including capital leases) incurred solely for the purpose of financing the acquisition of such Equipment or (ii) existing on such Equipment at the time of its acquisition, provided that the Lien is confined solely to the Equipment so acquired, improvements thereon and the Proceeds of such Equipment; (e) leases or subleases and licenses or sublicenses granted to others in the ordinary course of the Securing Party’s business; (f) any right, title or interest of a licensor under a license; (g) Liens arising from judgments, decrees or attachments; (h) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar Liens affecting real property not interfering in any material respect with the ordinary conduct of the business of the Securing Party; (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (j) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; (k) Liens in favor of a depository bank or a securities intermediary pursuant to such depository bank’s or securities intermediary’s customary customer account agreement; provided that any such Liens shall at no time secure any indebtedness or obligations other than customary fees and charges payable to such depository bank or securities intermediary; (l) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens, arising in the ordinary course of business and securing obligations that are not yet delinquent or are being contested in good faith by appropriate proceedings; (m) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds, and other obligations of like nature, in each case, in the ordinary course of business; (n) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security; and (o) pledges and deposits securing liability for reimbursement or indemnification obligations in respect of letters of credit or bank guarantees for the benefit of landlords.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means “Proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to the Securing Party from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Securing Party from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to the Securing Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) the proceeds, damages, or recovery based on any claim of the Securing Party against third parties (i) for past, present or future infringement of any copyright, patent or patent license or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark license and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Receivables” means all of the Securing Party’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Supporting Obligation” means any “Supporting obligation,” as such term is defined in the UCC, now owned or hereafter acquired by the Securing Party or in which the Securing Party now holds or hereafter acquires any interest.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Secured Party’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Unless otherwise defined herein, all capitalized terms used herein and defined in the Purchase Agreement shall have the respective meaning given to those terms in the Purchase Agreement, and the terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

2. Representations and Warranties. The Securing Party hereby represents and warrants to the Secured Party that:

(a) Ownership of Collateral. The Securing Party is the legal and beneficial owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Securing Party acquires rights in the Collateral, will be the legal and beneficial owner thereof). Except for Permitted Liens, the Securing Party has rights in or the power to transfer the Collateral free and clear of any Lien, security interest or encumbrance.

(b) Valid Security Interest. The Security Interest granted pursuant to this Agreement will constitute a valid and continuing perfected security interest in favor of the Secured Party in the Collateral for which perfection is governed by the UCC or filing with the United States Copyright Office or United States Patent and Trademark Office. The Security Interest will be prior to all other Liens on the Collateral except for Permitted Liens.

(c) Organization and Good Standing. The Securing Party has been duly incorporated, and is validly existing and in good standing, under the laws of the State of Delaware.

(d) Receivables. Each Receivable is genuine and enforceable against the parties obligated to pay the same free from any right of rescission, defense, setoff or discount.

(e) Insurance. Each insurance policy maintained by the Securing Party is validly existing and is in full force and effect. The Securing Party is not in default under the provisions of any insurance policy, and there are no facts which, with the giving of notice or passage of time (or both), would result in such a default under any provision of any such insurance policy.

(f) Valid Lien. This Agreement is effective to create a valid and continuing Lien upon the Collateral. All action by the Securing Party necessary or desirable to protect and perfect such Lien on each item of the Collateral has been duly taken, to the extent that a security interest in the Collateral can be perfected under the Code by the filing of a UCC-1 financing statement in the filing office of the Secretary of State of the State of Delaware.

3. Covenants. Unless the Secured Party otherwise consents, Securing Party covenants and agrees that, from and after the date of this Agreement until the Obligations are paid in full:

(a) Other Liens. The Securing Party will defend the Collateral against the claims and demands of all persons at any time claiming the same or any interest therein, except Permitted Liens.

(b) Further Documentation. At any time and from time to time, upon the writ-ten request of the Secured Party, and at the sole expense of the Securing Party, the Securing Party will promptly and duly authenticate and deliver such further instruments and documents and take such further action as such Secured Party determines necessary or desirable for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted including, without limitation, filing any financing or continuation statements under the UCC in effect with respect to the Liens created hereby. The Securing Party also hereby authorizes the Secured Party to file any such financing, amendment or continuation statement without the authentication of the Securing Party to the extent permitted by applicable law. A reproduction of this Agreement shall be sufficient as a financing statement (or as an exhibit to a financing statement on form UCC-1) and for filing in any jurisdiction. Within five (5) business days following the date hereof, the Securing Party will file appropriate financing statements on form UCC-1 in the State of Delaware.

(c) Indemnification. The Securing Party agrees to defend, indemnify and hold harmless the Secured Party against any and all liabilities, costs and expenses (including, without limitation, reasonable legal fees and expenses) (“Liabilities”): (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral, excluding any taxes based on or measured by the net income of the Secured Party, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith, (ii) with respect to, or resulting from, any delay in complying with any law, rule, regu-lation or order of any governmental authority applicable to any of the Collateral, or (iii) in connection with any of the transactions contemplated by this Agreement, except in each case for Liabilities directly caused by the gross negligence or willful misconduct of the Secured Party.

(d) Maintenance of Records. The Securing Party will keep and maintain at its own expense complete and satisfactory records of the Collateral.

(e) Inspection Rights. The Secured Party shall have full access during normal business hours, and upon prior reasonable notice, to all the books, correspondence and other records of the Securing Party relating to the Collateral. The Secured Party or its repre-sentative may examine such records and make photocopies or otherwise take extracts from such records. The Securing Party agrees to render to the Secured Party, at the Securing Party’s expense, such clerical and other assistance as such Secured Party may reasonably request with regard to the exercise of its rights pursuant to this paragraph.

(f) Compliance with Laws, etc. The Securing Party (i) will comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of the Securing Party’s business and (ii) shall not use or permit any Collateral to be used in violation of any provision of the Purchase Agreement, the Note and Warrant Purchase Agreement and the Notes, any law, rule or obligation or order of any governmental authority, or any policy of insurance covering the Collateral.

(g) Payment of Taxes, Etc. The Securing Party will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any of its income or profits derived from the Collateral, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

(h) Limitation on Liens on Collateral. The Securing Party will not create, incur or permit to exist, will defend the Collateral against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than Permitted Liens, and will defend the right, title and interest of the Secured Party in and to any of the Collateral against the claims and demands of all other persons other than Permitted Liens.

(i) Limitations on Dispositions of Collateral. The Securing Party will not sell, transfer, lease, or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, other than in the ordinary course of business.

(j) Further Identification of Collateral. The Securing Party will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as such Secured Party may reasonably request, all in detail reasonably acceptable to such Secured Party.

(k) Insurance. The Securing Party shall (i) maintain and keep in force insurance of the types and in amounts customarily carried from time to time during the term of this Agreement in its lines of business, including fire, public liability, property damage and worker’s compensation, such insurance to be carried with companies and in amounts satisfactory to the Secured Party, (ii) deliver to the Secured Party from time to time, as the Secured Party may reasonably request, schedules setting forth all insurance then in effect, and (iii) deliver to the Secured Party copies of each policy of insurance which replaces, or evidences the renewal of, each existing policy of insurance at least 15 days prior to the expiration of such policy. The Secured Party shall be named as additional insured or additional loss payee, as appropriate, on all liability and property insurance of the Securing Party and such policies shall contain such additional endorsements as shall be reasonably required by the Secured Party.

(l) Intellectual Property Matters. The Securing Party shall notify the Secured Party immediately if it knows or has reason to know (i) that any application or registration relating to any of its Intellectual Property may become abandoned or dedicated, or (ii) of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding the Securing Party’s ownership of any Intellectual Property.

(m) Intellectual Property Applications. In no event shall the Securing Party, either by itself or through any agent, employee, licensee or designee, file an application for the registration of any patent, trademark or copyright with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency without giving the Secured Party prior written notice thereof, and, upon request of the Secured Party, the Securing Party shall execute and deliver any and all security documents as such Secured Party may request to evidence such Secured Party’s Lien on such Intellectual Property and the general intangibles of the Securing Party relating thereto or represented thereby. The Securing Party hereby authorizes the Secured Party to amend this Agreement (without any further action or consent from the Securing Party) to include any such patent, trademark or copyright as Collateral hereunder.

(n) Intellectual Property Abandonment. The Securing Party shall take all actions reasonably necessary or requested by the Secured Party to maintain and pursue each application, to obtain the relevant registration and to maintain the registration of its Intellectual Property, including the filing of applications for renewal, affidavits of use, affidavits of noncontestability and opposition and interference and cancellation proceedings, unless the Secured Party shall determine that such Intellectual Property is not material to the conduct of its business.

4. Rights with Respect to Collateral

(a) Accounts, General Intangibles, etc. Secured Party hereby authorizes Securing Party to collect any Accounts, Chattel Paper and General Intangibles in which Secured Party has been granted a security interest hereunder, and Securing Party agrees to use its best efforts to effect the prompt collection thereof. Secured Party hereby further authorizes Securying Party to use the proceeds of any such collections in the conduct of its business in the ordinary course.

(b) Deposit Accounts and Securities Accounts. The Secured Party agrees that it will not send a notice of exclusive control or otherwise exercise control regarding any of the Securing Party’s Deposit Accounts or Securities Accounts unless an Event of Default shall have occurred and be continuing.

(c) Investment Collateral. With respect to any Collateral consisting of securities, partnership interest, joint venture interest, investments or the like (referred to collectively and individually in this Section 4(c) as the “Investment Collateral”), so long as no Event of Default has occurred and is continuing (i) Securing Party shall be entitled to exercise any and all voting and other consensual rights pertaining to the Investment Collateral, or any part thereof, for any purpose not inconsistent with the terms of this Agreement, the Purchase Agreement, the Note and Warrant Purchase Agreement or the Notes; and (ii) Securing Party shall be entitled to receive and to retain and use any and all dividends and distributions paid in respect of the Investment Collateral.

(d) Attorney-In-Fact. Without limiting in any way the responsibility and obligations of the Securing Party and not as substitute to such obligations, and without derogating from Section 5 below, the Securing Party hereby appoints the Secured Party and any officer or agent of the Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of the Securing Party and in the name of the Securing Party or its own name, from time to time in the Secured Party’s discretion so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any appropriate action and to authenticate any instrument which may be necessary or desirable to accomplish the purposes of this Agreement. Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, the Secured Party shall have the right, without notice to, or the consent of, the Securing Party, to do any of the following on the Securing Party’s behalf:

(i) to pay or discharge any taxes or Liens levied or placed on or threatened against the Collateral;

(ii) to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to the Secured Party or as the Secured Party directs;

(iii) to ask for or demand, collect, and receive payment of and receipt for, any payments due or to become due at any time in respect of or arising out of any Collateral;

(iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v) to defend any suit, action or proceeding brought against the Securing Party with respect to any Collateral;

(vi) to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and to give such discharges or releases in connection therewith as the Secured Party may deem appropriate;

(vii) to assign any patent right included in the Collateral of the Securing Party (along with the goodwill of the business to which any such patent right pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Secured Party shall in its sole discretion determine; and

(viii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral and to take, at the Secured Party’s option and the Securing Party’s expense, any actions which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party’s Lien on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if the Secured Party was the absolute owner of the Collateral for all purposes.

The Securing Party hereby ratifies whatever actions the Secured Party shall lawfully do or cause to be done in accordance with this Section 4. This power of attorney shall be a power coupled with an interest and shall be irrevocable.

(e) No Duty on the Secured Party’s Part. The powers conferred on the Secured Party by this Section 4 are solely to protect the Secured Party’s interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be accountable only for amounts that they actually received as a result of the exercise of such powers, and no action taken by the Secured Party or any of its officers, directors, employees or agents or omitted to be taken by any such Persons pursuant to this Section 4 shall give rise to any defense, counterclaim or offset in favor of Securing Party or affect any of the Obligations.

5. Filing Agent.

(a) Appointment. The Secured Party hereby appoints any of Michael A. Heller, Ashok J. Chandrasekhar and Adam M. Klein as agent for filing purposes for the Secured Party under this Agreement (in such capacity, the “Filing Agent”) to serve from the date hereof until the termination of this Agreement.

(b) Powers and Duties of Filing Agent, Indemnity by the Secured Party. The Secured Party hereby irrevocably authorizes the Filing Agent to take any action and to exercise any power in the name of the Secured Party and on its behalf, as shall be required and as shall be requested by the Securing Party, solely for the purpose of filing any registration or application at or with any governmental authority, together with such powers as are reasonably incidental thereto. Filing Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

Neither the Filing Agent nor any of its directors, officers or employees shall be liable or responsible to the Secured Party or to the Securing Party for any action taken or omitted to be taken by the Filing Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of the Filing Agent, nor shall the Filing Agent or any of its directors, officers or employees be liable or responsible for (A) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Agreement or any instrument or document delivered hereunder or relating hereto; (B) the title of the Company to any of the Collateral or the freedom of the Collateral from any prior or other liens or security interests; (C) the determination, verification or enforcement of the Company’s compliance with any of the terms and conditions of this Agreement; (D) the failure by the Company to deliver any instrument or document required to be delivered pursuant to the terms hereof; or (E) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the Collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

In the case of this Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, the Secured Party agrees to pay to the Filing Agent, on demand, all fees and all expenses incurred in connection with the operation and enforcement of this Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by the Company. In connection to this Agreement, and each instrument and document relating to any of the Collateral, the Secured Party and the Securing Party hereby agree to hold the Filing Agent harmless, and to indemnify the Filing Agent from and against any and all loss, damage, expense or liability which may be incurred by the Filing Agent under this Agreement and the transactions contemplated hereby, unless such liability shall be caused by the willful misconduct or gross negligence of the Filing Agent; provided, however, that the Secured Party shall only be required to indemnify the Filing Agent for up to an amount equal to the amount paid by the Secured Party pursuant to the Notes issued to the Secured Party.

6. Performance by the Secured Party of the Securing Party’s Obligations. If the Securing Party fails to per-form or comply with any of its representations, warranties, covenants or agreements contained in this Agreement and the Secured Party performs or complies, or otherwise causes performance or compliance, with such representation, warranty, covenant or agreement in accordance with the terms of this Agreement, then the reasonable expenses of the Secured Party incurred in connection with such performance or compliance shall be payable by the Securing Party to the Secured Party on demand and shall constitute Obligations secured by this Agreement.

7. Remedies. If an Event of Default has occurred and is continuing, the Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law or expressly required herein) to or upon the Securing Party or any other person (all of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances exercise any and all of the following rights and remedies, all of which shall be cumulative and not mutually exclusive:

(a) The Secured Party may declare by written notice to the Company the Notes, including principal plus any accrued interest and any other amounts owing thereunder, immediately due and payable;

(b)  The Secured Party may collect, receive, appropriate and realize upon any or all of the Collateral; and/or

(c) The Secured Party may sell, lease, assign, give an option or options to purchase, or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at a public or private sale or sales, at any exchange, broker’s board or office of the Secured Party or elsewhere upon such terms and conditions as the Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in the Securing Party, which right or equity is hereby waived or released.

8. Application of Proceeds. The Secured Party shall apply the net proceeds of any collection, recovery, receipt, appropriation, realization, sale or other sum received or collected by the Secured Party, whether before or after an Event of Default, on account of the Collateral, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses), to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law. Any remaining surplus shall be paid to the Securing Party without demand. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition. The Securing Party shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

9. Limitation on Duties Regarding Preservation of Collateral. The Secured Party’s sole duty with respect to the custody, safekeeping and preservation of the Collateral, under Section 9207 of the UCC or otherwise, shall be to use reasonable care in the custody and preservation thereof. Neither the Secured Party nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Securing Party or otherwise.

10. No Waiver; Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 12(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Notes or in any breach of any of the terms and conditions of this Agreement. No failure to exer-cise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy under this Agreement on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any subsequent occasion. The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

11. Termination of Security Interest. Upon satisfaction of the Securing Party’s Obligations pursuant to the Notes and this Agreement, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Securing Party. Upon any such termination, the Secured Party shall authenticate and deliver to the Securing Party such documents as the Securing Party may reasonably request to evidence such termination.

12. Miscellaneous.

(a) Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Secured Party.

(b) Transfer; Successors and Assigns.  The terms and conditions of this Agreement shall be binding upon the Securing Party and its successors and assigns, as well as all persons who become bound as a Securing Party to this Agreement and inure to the benefit of the Secured Party and its successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any parties other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c)  Arbitration. Each party agrees that any dispute, controversy, or claim arising in relation to this Agreement, including with regard to its validity, invalidity, breach, enforcement or termination, shall be resolved by binding arbitration in London, England, in accordance with the rules of arbitration which are in force in the United Kingdom on the date when the notice of arbitration is submitted. The arbitrability of such dispute, claim or controversy shall also be determined in such arbitration. Such arbitration proceeding shall be conducted in the English language before one (1) arbitrator agreed to by the parties. Both the foregoing agreement of the parties to arbitrate any and all such disputes, claims and controversies, and the results, determinations, findings, judgments and/or awards rendered through any such arbitration shall be final and binding on the parties hereto and may be specifically enforced by legal proceedings.

(d) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Either or all parties may execute this Agreement by facsimile signature or scanned signature in PDF format, and any such facsimile signature or scanned signature, if identified, legible and complete, shall be deemed an original signature and each of the parties is hereby authorized to rely thereon.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. All notices and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given:

(i) in the case of hand delivery to the address set forth below, on the next Business Day after delivery;

(ii) in the case of delivery by an internationally recognized overnight courier to the address set forth below, freight prepaid, on the next Business Day after delivery and signed receipt by the recipient; and

(iii) in the case of a notice sent by facsimile transmission to the number and addressed as set forth below, on the next Business Day after delivery, if receipt of such facsimile transmission is confirmed.

For all notices given pursuant to one of the methods listed above, a copy of the notice should also be sent by email to the email address set forth below.

Contact details:

If to the Secured Party:

Address for notices being delivered by hand/courier:

c/o Inventages Whealth Management Inc.
Winterbotham Place, Marlborough & Queen Streets
P. O. Box N-3026
Nassau, The Bahamas, Attn: Dr. Gunnar Weikert

Always with a copy to: IVC SA, Route de Coppet 26A, 1291 - Commugny, Switzerland, Attn: Dr. Bogdan von Rueckmann

Always with a copy to:  weikert@inventages.com and portfolio@inventages.com

Number for notices being delivered by facsimile transmission:

To: IVC SA, Attn: Dr. Bogdan von Rueckmann, at: +41 21 823 0001

Always with a copy to: weikert@inventages.com and portfolio@inventages.com

If to the Company:

Address for notices being delivered by hand/courier:

Organic To Go Food Corporation
3317 Third Avenue South
Seattle, Washington 98134
Attn: Chief Financial Officer

Always with a copy to:

Loeb & Loeb LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, California 90067
Attention: Lawrence Venick, Esq.

Number for notices being delivered by facsimile transmission:

To: Organic To Go Food Corporation, Attn: Chief Financial Officer, at: +1 206 299 3707

Always with a copy to: Loeb & Loeb LLP, Attn: Lawrence Venick, Esq, at: +1 310 282 2200

A party may change or supplement the contact details for service of any notice pursuant to this Agreement, or designate additional addresses, facsimile numbers and email addresses for the purposes of this Section 8(h) by giving the other parties written notice of the new contact details in the manner set forth above.

(g) Payments Free of Taxes, Etc. All payments made by the Securing Party under this Agreement shall be made by the Securing Party free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings excluding any taxes based on or measured by the net income of the Secured Party. In addition, the Securing Party shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Agreement. Upon request by the Secured Party, the Securing Party shall furnish evidence satisfactory to such Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid except to the extent the validity thereof is being contested in good faith and adequate reserves are being maintained in connection therewith.

(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(i) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof.

(j) Confidentiality. The Secured Party agrees to use the same degree of care as Secured Party uses to protect its own confidential information to keep confidential any information furnished to such Secured Party pursuant to the Purchase Agreement, the Note and Warrant Purchase Agreement, the Notes or this Agreement that the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that the Secured Party may disclose such proprietary or confidential information (i) to any partner, subsidiary or parent of such Secured Party as long as such partner, subsidiary or parent is advised of and agrees or has agreed to be bound by the confidentiality provisions of this Section 11(j) or comparable restrictions; (ii) at such time as it enters the public domain through no fault of such Secured Party; (iii) that is communicated to it free of any obligation of confidentiality; (iv) that is developed by such Secured Party or its agents independently of and without reference to any confidential information communicated by the Company; or (v) as required by applicable law.

(k) Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

[Signature Page Follows]

The Securing Party and the Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

ORGANIC TO GO FOOD CORPORATION
a Delaware corporation

By: _________________________________
Name: Jason Brown
Title: Chief Executive Officer

W.HEALTH L.P.

By: _________________________________
Dr. Gunnar Weikert
Director, Inventages Whealth Management, Inc., as General Partner of W.Health L.P.

By: __________________________________
Dr. Wolfgang Reichenberger
Director, Inventages Whealth Management, Inc., as General Partner of W.Health L.P.

Exhibit A
List of Existing Liens